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                                                                   EXHIBIT 10.10

                                     LEASE

THIS INDENTURE OF LEASE (hereinafter called "LEASE") dated the 23rd day of July 1991, by and between:

     FORSGATE INDUSTRIAL COMPLEX, a New Jersey Limited Partnership with offices at 400 Hollister Road, Teterboro, New Jersey 07608, (hereinafter called "LANDLORD"), and,

     DELTA COMPUTEC INC., a Corporation of the State of New York, having its principal office at 18 Corporate Circle E. Syracuse, New York, 13057, (hereinafter called "TENANT").

                                  WITNESSETH:

                                   ARTICLE 1

DEMISED PREMISES - TITLE - TERM OF LEASE

Section 1.01 Demised Premises In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, Landlord does hereby lease and demise to the Tenant and the Tenant does hereby hire, lease and take from Landlord, for the term subject to and upon the covenants and conditions hereinafter set forth, the real property described in Schedule "A" attached hereto, together with an industrial building ("Building") and the pertinent fixtures and equipment erected thereon by Landlord (together, known as "Demised Premises"), commonly known as 900 Huyler Street, Teterboro, New Jersey. The Tenant shall take the Premises in an "as is" condition except as hereinafter provided.

Section 1.02 Title At the commencement of the term of the Lease ("Term"), Landlord shall own the fee title to the Demised Premises, subject to restrictions of record, if any, zoning regulations affecting such premises and any state of facts shown on an accurate survey or as a visual inspection of the Demised Premises would disclose. As of the date hereof, Landlord represents that there are no existing mortgages on the Premises. Nothing contained herein shall prohibit Landlord from placing a mortgage on the Demised Premises. Landlord represents that the title policy previously submitted dated October 13, 1970, accurately states the encumbrances of record except for the mortgage which has been removed as of this date.

Section 1.03 Term of Lease To have and to hold unto the Tenant, its permitted successors and permitted assigns, for a Term of 10 years to commence on August 1, 1991 and to terminate on July 30, 2001, unless sooner terminated as otherwise herein provided.

Section 1.04 Certificates and Permits The Tenant shall be responsible, at Tenant's sole cost and expense, to obtain any and all permits, certificates of occupancy or the like as may be required for Tenant to use and occupy the building. Landlord shall not incur any expense by reason of the foregoing.

                                   ARTICLE 2

                                USE OF PREMISES

Section 2.01 Use The Tenant shall use and occupy the Demised Premises for offices and warehousing, of computers and computer parts as well as the servicing of computers. At no time during this Lease may tenant store, upon the premises, hazardous substances as that term may be defined from time to time by the New Jersey Department of Environmental Protection or, by the Federal Environmental Protection Agency pursuant to section 311 of the "Federal Water Pollution Act, amendments of 1972" (33 U.S.C. Section 1321) and the list of toxic pollutants designated by Congress or its Environmental Protection Agency pursuant to Section 307 of that Act (33 U.S.C. Section 1317). Such use does not permit the stacking of merchandise or materials against the exterior walls, so as to create a load or weight factor upon such walls, or to tie in, Tenant's racking systems with such walls, nor the hanging of equipment from (or otherwise loading) the roof or structural members of the building without the express written consent of the Landlord. The Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Property, in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder or which will cause or be likely to cause structural damage to the Building or any part thereof, or likely to cause or constitute an environmental hazard as hereinafter provided or which will constitute a public or private nuisance, as defined by a court of competent jurisdiction and shall not use or occupy or permit the Demised Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the Certificate of Occupancy.

                                   ARTICLE 3

                             RENT AND OTHER CHARGES

Section 3.01 Net Basic Rent The Tenant shall pay to the Landlord as net annual basic rent (the "Net Basic Rent") for the Demised Premises commencing on the commencement date to and through July 31, 1992 the sum of Two Hundred and One Thousand, Three Hundred and Eighty Five ($201,385.00) DOLLARS payable in equal monthly installments of Sixteen thousand Seven hundred Eighty Two and Eight cents ($16,782.08) DOLLARS, from August 1, 1992 through July 31, 1993 the sum of Two Hundred and Ten Thousand, Nine Hundred and Seventy Five ($210,975.00) Dollars payable in equal monthly installments of Seventeen Thousand Five hundred eighty one and twenty five cents ($17,581.25) DOLLARS, from August 1, 1993 through July 31, 1994 the sum of Two Hundred and Twenty Thousand, Five hundred and Sixty Four ($220,564.00) DOLLARS payable in equal monthly installments of Eighteen thousand three hundred and eighty and thirty three cents ($18,380.33) DOLLARS from August 1, 1994 through July 30, 1995 the sum of Two Hundred and Thirty Thousand one hundred and fifty four ($230,154.00) DOLLARS payable in
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equal monthly installments of Nineteen Thousand One hundred and Seventy Nine
Dollars and fifty cents ($19,179.50) DOLLARS from August 1, 1995 through July 31, 1996 the sum of Two Hundred and thirty nine Thousand, Seven Hundred and Forty four ($239,744.00) DOLLARS payable in equal monthly installments of Nineteen Thousand and Nine hundred and seventy eight and sixty six cents ($19,978.66) DOLLARS from August 1, 1996 through July 31, 2001 the sum of Two Hundred and Eighty Seven Thousand, Six Hundred and Ninety two ($287,692.00) DOLLARS payable in equal monthly installments of Twenty three Thousand and Nine hundred and seventy four and thirty three cents ($23,974.33) DOLLARS due and payable the first day of each and every month, in advance, except, the first month's rent which shall be paid upon the execution hereof. Said rent and all payments due hereunder shall be paid to the Landlord at its address hereinabove first specified, or as the Landlord may otherwise direct in writing. It is the intention of the parties that the Basic Rent shall be net to the Landlord, so that this Lease shall yield to the Landlord, the Basic Rent during the Term and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises shall be paid by the Tenant, except as otherwise specifically provided in this Lease.

Section 3.02 First Month Proration      If the Term shall begin on a date other
than the first day of a calendar month, the Basic Rent for the initial month of the Term shall be prorated.

Section 3.03 Additional Rent      All payments Tenant is required to make
pursuant to this Lease shall constitute additional rent ("Additional Rent") and, if Tenant defaults in any such payment so as to create an Event of Default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of Basic Rent.

Section 3.04 Late Charge      If payment of rental or any part thereof shall not
be made on or prior to a date which is five (5) business days after the date on which it is due and payable, a late charge or $250.00/day on the sums so overdue, shall accrue from the due date as liquidated damages for Tenant's failure to make prompt payment, and the late charges that accrue during any month shall be payable on the first day of the following month. These late charges have been arrived at through negotiations of what Landlord's liquidated damages would be in the even of non-payment of rent by Tenant. In the event of non-payment of any late charges Landlord shall have, in addition to all other rights and, remedies, all the rights and remedies provided for herein and by law in the case of non-payment of rent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this section in any instance thereafter occurring, nor shall acceptance of late charges be deemed to extend the time of payment of rental or any part thereof hereunder. Tenant shall be allowed to be late in the payment of rent without the imposition of a late charge one time in each calendar year.

Section 3.05 No Abatement, Deduction, or Set-off etc.      The Basic Rent and
Additional Rent shall be paid to Landlord without notice or demand and without abatement, deduction, set-off or counterclaim, except as provided herein.
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                                   ARTICLE 4

                                     TAXES

Section 4.01   Real Estate Taxes   Tenant shall, throughout the Term, pay
directly to the appropriate taxing authorities, on or before the taxes are due and payable, without interest or penalty, all water and sewer rents, rates and charges, licenses and permit fees, real estate taxes and assessments levied, assessed, confirmed, imposed upon or against the Demised Premises or any part thereof, including those presently in effect as well as those which may be enacted in the future (collectively the "Impositions"). Tenant shall forward copies of all receipted bills or statements therefor to Landlord upon receipt thereof from said taxing authorities. Tenant shall also forward to Landlord all notices which may be delivered to Tenant by reason of Tenant being listed on the tax rolls as taxpayer.

Section 4.02   Other Taxes and Payment Thereof
(a) Other Taxes Arising Out of Tenant's Use and Occupancy. In addition to the Impositions, Tenant shall pay, prior to its due date, each and every item of expense in the nature of a tax or charge or assessment for which Landlord is or shall become liable by reason of its estate or interest in the Demised Premises, or any part thereof, including, without limiting the generality thereof, all personal property taxes, gross receipts taxes, use and occupancy taxes, and excise taxes levied or assessed against Landlord or Tenant by reason of the use, occupancy or any other activity by the Tenant in connection with the Demised Premises or any part thereof, or which may be levied or assessed or imposed upon any rents or rental income, as such, payable to Landlord or payable to Tenant from any Subtenant in connection with the Demised Premises or any part thereof. Tenant shall forthwith forward copies of receipted bills or statements therefor to Landlord evidencing the payment thereof.

(b)   Payment of Bills   In the event that the bills or statements issued by
the appropriate taxing authorities in respect of any Imposition or tax required to be paid by Tenant pursuant to paragraph (a) of this Section 4.02 shall be forwarded directly to Landlord, Landlord shall promptly forward the same to Tenant, and Tenant shall pay the same before expiration of the time period set forth above or within thirty (30) days after receipt of such bill or statement, whichever is later. Landlord agrees, to cause to be served upon Tenant, copies of such tax bills which Tenant is obligated to pay.

Section 4.03   Certain Taxes Not Payable by Tenant   Tenant shall not be
required to pay any of the following taxes or governmental impositions which shall be levied or imposed against Landlord by any governmental authority:

(i) Any estate inheritance, devolution, succession, transfer, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the Demised Premises.

(ii) Any income tax levied upon or against the taxable income of the Landlord from all sources provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that any new tax, assessment, levy, imposition or charge,
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shall be measured by or be based in whole or in part upon the Demised Premises or the gross rental income thereof and shall be imposed upon Landlord then all such taxes, assessments, levies, imposition or charges to the extent that they are so measured or based, shall be deemed to be an imposition for the purpose hereof, to the extent that such imposition would be payable if the Demised Premises were the only property of Landlord subject to such Imposition and Tenant shall pay and discharge the same as herein provided in respect of the payment of any Imposition.

Section 4.04 Apportionment During First and Last Year of Term. All Impositions which shall become payable during the fiscal tax year in which this Lease commences or ends shall be apportioned between Landlord and Tenant in accordance with the portion of the tax year within the Term.

Section 4.05 Tenant's Right to Contest Tenant may contest any Imposition by diligently conducting proceedings in which event, upon Tenant's request and if permitted by law, Tenant may postpone payment of such Imposition during such contest if:

(a) Such postponement would not constitute a default under any Landlord's mortgage;

(b) Landlord's interest in the Demised Premises would not be endangered thereby; and

(c) Tenant deposits with Landlord the amount so contested unpaid, and annually thereafter adds to such deposit such accrued interest and penalties as Landlord reasonably estimates might be assessed against the Demised Premises in such proceeding.

Upon the termination of such proceeding, Tenant shall pay the amount of such Imposition (as finally therein determined) remaining unpaid and all interest and penalties relating thereto or, upon Tenant's request, Landlord shall pay such amount to the extent of the funds so deposited. Upon payment in full of such amount, interest and penalties (whether by Landlord or Tenant), Landlord shall return any then balance of the amount so deposited. Landlord shall, if required through such proceedings and requested by Tenant, join in such proceedings, cooperate with Tenant and execute requisite documents, provided Tenant pays Landlord's resultant expenses.

Section 4.06 Assessments Payable in Installments With respect to any assessment levied by any governmental or municipal agency or authority which is or may be payable, at the option of the taxpayer, in installments, Tenant agrees to pay Landlord, as additional rent, annually, from the date of payment of the assessment, the installment due therefor, at least thirty (30) days before the last day on which each such installment may be paid without penalty or interest. Tenant shall not be required by pay any installment which shall fall due after the expiration of this Lease.


                                   ARTICLE 5

                                    SECURITY

Section 5.01 Security Tenant has deposited with Landlord $50,000.00 as security for the performance of Tenant's obligations under the Lease. Landlord may use, apply or retain the whole or any part of the security to the extent required to cure any default of Tenant's and to reimburse Landlord for any damages or expenses (including, without limitation, counsel fees) incurred by reason of such default, including, but not limited to, any damages, deficiency or expenses in the reletting of the Demised Premises, whether accrued before or after summary proceedings or other re-entry by Landlord. This security shall be held by Landlord without interest accruing to Tenant. If Tenant complies with all of its obligations hereunder, the security shall be returned to it after the end of the Term and delivery of possession of the Demised Premises to Landlord. In the event the Landlord shall sell or assign the Premises then, upon such transfer, Landlord agrees to transfer the security deposit to such transferee and Landlord shall thereupon be released from all liability with respect to such security provided transferee accepts the responsibility for the return of the security deposit. Tenant shall not assign or encumber the security and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

                                   ARTICLE 6
                       INSURANCE TO BE PROVIDED BY TENANT

Section 6.01 Coverage and Amount During the Term, Tenant shall maintain policies of insurance at its sole cost and expense as follows:

(i) Insurance against loss or damage to the Demised Premises by fire and from such other hazards as may be covered by the form of "Special Causes of Loss" then in effect (including specifically damage by water,) all in an amount sufficient to prevent any co-insurance provision from becoming effective but in any event in an amount not less than 100% of the then replacement value of the Building without depreciation. This insurance shall include but not be limited to the following:

a. Comprehensive coverage for boiler and other pressure vessels, and elevator liability and collision if building contains such insurable objects; and

b. Insurance against riot or civil commotion, vandalism, aircraft, sprinkler leakage, Special Causes of Loss or the equivalent, Agreed Amount endorsement, "Demolition", "Increased Cost of Construction" and "contingent liability from operation of building laws/increased time to rebuild". In addition to the foregoing, such insurance shall include, but not be limited to windstorm, hail, explosion, riot and civil commotion, damage from aircraft and vehicles, smoke damage, flood, earthquake and such coverage as may be deemed necessary by the Landlord. These insurance provisions shall in no way limit or modify any of the obligations of the Tenant under any provision of this lease to restore the Demised Premises.

Anything contained herein to the contrary withstanding, the insurance required by this paragraph shall in all events be sufficient to comply with the requirements of any fee mortgage and the replacement value which is agreed to be $2,400,000 at the commencement of this lease. Landlord may in its reasonable business judgment have Tenant change the replacement value but no more than once annually. Landlord may demand that such replacement value be redetermined from

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time to time by an appraiser, engineer, architect or contractor designated and paid for by Landlord. No omission on the part of Landlord to request any such determination shall relieve Tenant of any of its obligations under this Article 6.

(ii) Rent insurance with "Special Causes of Loss" risk coverage in an amount sufficient to cover the Basic Rent and Additional Rent for the period necessary to reconstruct and restore the Premises to use and up to 360 days after restoration of the Premises is completed shall be maintained by the Tenant with the benefits payable to the Landlord.

(iii) If appropriate, boiler and machinery insurance including coverage for pressure vessels with such limits as from time to time may be reasonably required by Landlord, but not less than $500,000.00 per occurrence with endorsement for actual replacement cost without depreciation.

(iv) Comprehensive public liability insurance (containing the so-called "occurrence clause") against claims for personal injury, death and property damage occurring in or about the Demised Premises, including but not limited to, all, elevators, escalators and garages and any streets, alleys, sidewalks, or parking areas, malls, vaults, passageways or common area appurtenant to the Demised Premises; such insurance to afford minimum protection of $2,000,000.00 with respect to the property damage, personal injury or death of any one person, $3,500,000.00 with respect to property damage, personal injury or death occurring or resulting from one occurrence.

(v) If a sprinkler shall be located in any part of the Demised Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord.

(vi) Such other insurance and in such amounts as may from time to time be reasonably required by any fee mortgagee holding a first mortgage on the Demised Premises against other insurable hazards, which at the time are commonly insured against, in the case of premises similarly situated.

If by reason of changed economic conditions the insurance amounts referred to above become inadequate, Tenant agrees to increase the amounts of such insurance promptly upon Landlord's reasonable request.

All policies of insurance carried pursuant to this Article 6 shall name as insured, the Tenant, Landlord, and if required, any fee mortgagee, as their respective interests may appear, provided however, that rent insurance shall be carried solely in favor of Landlord. To the extent Landlord receives and applies proceeds of rent insurance, Tenant shall receive a credit against rent payable hereunder.

Subject to the rights of any fee mortgagee, all losses paid under the policy or policies under Article 6 shall be adjusted by Landlord and the proceeds thereof shall be payable to the Landlord and Tenant as their interests may appear and all such policies shall so provide.

Section 6.02 Forms, Certificates, Blanket Policies, Renewal, Cancellation All premiums on policies referred to in this Lease shall be paid by the Tenant. The originals of such policies or certificates shall be delivered to Landlord except when such originals are required to be held by any fee mortgage, in which case, certificates of insurance shall be delivered to Landlord. Policies or certificates with respect to renewal policies shall be delivered to Landlord by Tenant not less than thirty (30) days prior to the expiration of the original policies or succeeding renewals, as the case may be. In the event the Tenant is not able to deliver the insurance policies or certificates prior to the renewal date as aforesaid, the Tenant may deliver binders in lieu of such policies or certificates to the Landlord, provided, however, that the insurance policies or certificates shall be delivered within sixty (60) days after the expiration of the original policies or succeeding renewals but in no event later than fifteen (15) days prior to the expiration date of the binder. Premiums on policies shall not be financed in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or cancelling the policies, provided however, that Tenant may pay premiums in monthly installments. Each policy of insurance required under this paragraph shall have attached there to an endorsement that such policy shall not be cancelled or modified without at least thirty (30) days prior written notice to the Landlord, unless, such cancellation is for non-payment, and in that event, upon prior written notice of (15) days, and if required, notice to any fee mortgagee. Each such policy shall contain: (a) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and a provision waiving any right of the insured against the Landlord.

SECTION 6.03 RECOGNIZED INSURANCE COMPANIES All insurance provided for in this paragraph shall be effected under valid and enforceable policies issued by insurers which are licensed to do business in the State of New Jersey and shall be written on the standard policies of such companies and provide for no deductibles.

SECTION 6.04 LANDLORD'S NON-LIABILITY, TENANTS OWN INSURANCE. To the extent allowed by law, Tenant hereby waives all right to recovery which it might have against Landlord, Landlord's agents and employees, for loss or damage to Tenant's furniture, furnishings, fixtures, equipment, chattels and articles of personal property located on the Demised Premises, nor shall Landlord be liable for any business interruption, or injury to or death of persons occurring in the Demised Premises, or in any manner growing out of or in connection with Tenant's use and occupation of the lease premises or the condition thereof, notwithstanding that such loss or damage may result from the negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, fixtures, equipment and articles of personal property (collectively, "Personal Property") in the Demised Premises, and Tenant shall either cause Landlord to be named as an insured party under such policies (without entitling Landlord to receive any loss proceeds thereof) or obtain the insurer's waiver of all rights of subrogation against Landlord with respect to losses insured under such policies.

Tenant shall advise Landlord promptly of the applicable provisions of such insurance policies and notify Landlord promptly of any cancellation or change therein. All insurance carried by Tenant as to the Demised Premises or as to any property located thereon or therein, whether or not such insurance is carried pursuant to this Lease, shall provide that the insurer waives all rights of subrogation against Landlord with respect to losses insured under such policies.

Section 6.05 Indemnity Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Demised Premises, nor for any injury or damage to the Demised Premises, nor to any property of Tenant, or of any other person contained therein.

Tenant shall indemnify and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorney's fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

(i) Any work or thing done in, on or about the Demised Premises or any part thereof;

(ii) Any use, occupation, condition, operation of the Demised Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway, or space, located on the Demised Premises or any occurrence on any of the same;

(iii) Any act or omission on the part of Tenant or any sub-tenant or any employees, licensees or invitees;

(iv) Any accident injury (including death) or damage to any person or property occurring in, on or about the Demised Premises; or any part thereof; and

(v) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease. The provisions of this paragraph shall survive the expiration or earlier termination hereof.

Section 6.06 Landlord's Non-Liability As a consideration for the making of the Lease, the Landlord shall not be liable for any failure of water supply or electric current, nor for injury or damage which may be sustained to any person or property by the Tenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice, hail or snow which may leak or flow from or into any part of said building or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said premises or any part thereof, or from the street or subsurface, or from any other source of cause whatsoever, whether the same damage or injury shall be caused by or be due to the negligence of the Landlord, the Landlord's agent, servant or employee. "Notwithstanding anything else herein to the contrary, the Landlord shall be liable for any injuries or damages arising out of its gross negligence or willful misconduct."

                                   ARTICLE 7

                RESTORATION OF DEMISED PREMISES IN THE EVENT OF
                             FIRE OR OTHER CASUALTY

Section 7.01 No Abatement No damage to the Building by fire or other casualty shall terminate the Lease or relieve Tenant either from payment of Basic Rent, Impositions and Additional Rent, or from the performance of Tenant's other obligations hereunder. Notwithstanding anything herein to the contrary, Tenant shall be entitled to be reimbursed for Basic Rent and Additional Rent to the extent Tenant has paid same to Landlord and to the extent Landlord collects same from Tenant's insurance company.

Section 7.02   Landlord's Restoration   During the Term, Tenant shall promptly
notify Landlord if the Premises shall be damaged by fire or other casualty and Landlord, at Tenant's expense (as provided in Section 7.03 below), shall within one (1) year, as may be extended by force majeure, repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty, provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant's alterations or personal property or fixtures. In the event the repair or restoration is not complete within the time allowed hereinabove, Tenant shall have a one time right to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days of the date of the casualty. Tenant shall have the right to terminate this Lease in the event the fire or casualty renders the Premises untenable (as defined in the rent insurance policy) by giving Landlord written notice of such termination within thirty (30) days of the date of the casualty provided the benefits of the rent insurance policy described in section 6.01 (11) are paid to the Landlord.

Section 7.03   Tenant's Insurance   Tenant shall deposit with Landlord a sum
sufficient to fund Landlord's reasonable estimate of the cost of restoration, less any insurance proceeds actually theretofore received by the Landlord from Tenant's insurance company. In the event Tenant's insurance company has not paid to Landlord the insurance proceeds, then, Tenant shall pay the full amount to Landlord, and, upon such payment, Tenant shall receive the insurance recovery from Tenant's insurance company up to an amount equal to the amount deposited with Landlord in accordance with Landlord's reasonable estimate of the restoration. In the event Tenant shall dispute Landlord's estimate, Tenant shall, in all events, deposit with Landlord an amount equal to Landlord's estimate, subject, however, to Landlord's architect certifying to Tenant and Landlord the estimated cost of restoration. To the extent there is a dispute as to Landlord's reasonable estimate of the cost of restoration, the disputed amount will be held in escrow until final determination of the cost of restoration, at which such time the escrowed amount shall be released to the prevailing party. Any deficiency in restoration cost, if any, shall be paid to Landlord by Tenant. "Notwithstanding anything herein to the contrary, the sum paid by Tenant to Landlord for replacement or reconstruction of the Premises shall not exceed the replacement value of the Premises as established by the Landlord pursuant to Section 6.01 or as later amended."

Section 7.04   Tenant's Termination   In the event that any casualty shall
occur within one (1) year prior to the expiration of the Lease or any extension thereof, then Tenant shall have the following right to terminate this Lease provided that:

(a) Landlord has been paid a sum from either Tenant or by reason of Tenant's rent insurance equal to the rent which would otherwise accrue until the end of the term, or until the building could be restored, including additional rent items such as taxes and insurance premiums; and

(b) Tenant deposits with Landlord a sum sufficient to fund Landlord's reasonable estimate of the cost of restoration as provided for in Section 7.03; and

(c)  For Tenant to exercise its rights hereunder, Tenant must within thirty
(30) days after the casualty, elect in writing by notice to Landlord, which notice shall state that Tenant is electing to terminate this Lease. Tenant's election shall only be valid if Tenant pays to Landlord the monies due by Tenant to Landlord under Subparagraphs (a) and (b) above, which must be paid by Tenant to Landlord within ninety (90) days of the date of the casualty (subject to the provisions of Section 7.03). The lease shall terminate as of the date Tenant pays in full to Landlord the sums of money due under Subparagraphs (a) and (b) above.


                                   ARTICLE 8

            REPAIRS, MAINTENANCE, UTILITIES, CHANGES AND ALTERATIONS
                    COMPLIANCE WITH ORDERS, ETC., EASEMENTS

Section 8.01  Tenant's Repairs and Maintenance   Tenant for and during the Term,
at Tenant's sole cost and expense assumes all responsibility and obligation for the physical condition of the Demised Premises and its sidewalks, curbs, ground, parking area and utilities, and shall keep the same in good order and first class condition free of accumulation of dirt, rubbish, snow and ice, and shall make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary and foreseen and unforeseen. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by Tenant shall be equal in quality to the original work. The lawns, shrubs and other vegetation will be maintained and, when required, replaced or renewed all in accordance with Landlord's lawn and landscaping maintenance specifications. Tenant shall obtain a roof maintenance contract and a maintenance contract for the heating, ventilation and air conditioning systems in the Building. Such contracts shall provide for annual maintenance of the roof and the HVAC systems and copies of the maintenance agreements shall be submitted to Landlord, together with an annual report by the maintenance company as to the condition and repairs made to the roof and the HVAC systems. In the event the Tenant shall fail to maintain the premises as aforesaid, the Landlord may serve notice upon the Tenant to correct same and if the Tenant shall fail to do so within 15 days after notice, or, within a reasonable time period as may be required to make such repair, the Landlord is authorized to take whatever action the Landlord deems reasonably necessary to maintain the Demised Premises, all at the expense of the Tenant. The Tenant shall under no circumstances, paint either the inside or the outside of the masonry walls without first obtaining Landlord's written consent. Upon surrender, if Tenant shall violate this undertaking, then, Tenant shall cause any such painting to be removed and the finish restored to its original condition.

Section 8.02  Landlord's Repairs   Landlord, at its sole cost and expense, shall
remedy all defects in workmanship and materials in the premises, evidence of which shall appear or be discovered within twelve (12) months after the commencement date and shall repair all damage to the Demised Premises caused thereby. Landlord shall assign to Tenant any guarantees or warranties received from suppliers and manufacturers. Landlord shall not be liable for repairs under this section however, unless Tenant shall give Landlord notice of such defects or the need for remedying them on or before the last day of the twelfth month of the Term. Notwithstanding the foregoing, if Tenant shall make any change or alterations, structural or otherwise, to any portion of the Building, Landlord's obligation as heretofore provided shall not thereafter extend to any portion of the Building so changed or altered by Tenant, or to any portion of the Building affected by such change or alteration. Landlord's liability under this provision is limited to repair or correction of the defect or condition to be rectified and Landlord shall not be liable for any consequential loss or damage. "Landlord warrants and represents that the foundation, structural walls, structural steel, the roof, HVAC, plumbing, electricity and pavement are in good working order and condition as of the start of the term. The Landlord warrants and represents that, to the best of its knowledge, the Premises complies with all applicable federal, state and local rules and regulations and zoning requirements as of the start of the term. Landlord at its sole cost and expense, shall remedy all defects in workmanship and materials in the foundation, structural walls and structural steel, evidence of which shall appear or be discovered within thirty-six (36) months after the commencement date and shall repair said damage after receipt of notice by Tenant of said needed repair. Nothing herein to the contrary shall relieve the Tenant of its obligation to maintain all of the Premises as contained herein from the start of the term.

Section 8.03   Utilities   Tenant shall make arrangements directly with the
appropriate utility companies for the supply of gas, electricity, water, light, power, telephone and shall pay all fees, expenses and charges therefore to such companies.

Section 8.04   Tenant's Responsibility   Except as provided in Section 8.02,
Section 8.12, and Section 8.13 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Building or the Demised Premises and, except as aforesaid, Tenant assumes the full responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

Section 8.05   Compliance   During the Term, Tenant, at its cost, shall
promptly comply with all present and future laws, ordinances, or other governmental regulations and all present and future applicable requirements of the Fire Insurance Rating Organization of New Jersey (or other body exercising similar functions), whether or not the same requires structural repairs or alterations, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises the fixtures and equipment thereof, or the use or manner of use of the Demised Premises. Tenant agrees to comply with all zoning ordinances and the responsibility for specific use or uses shall be that of the Tenant and the Landlord makes no representation as to any permissive use.


Tenant may contest the validity of any such requirement at its expense and defer compliance therewith pending such contest, provided such deferral shall neither constitute a default under any mortgage of the Landlord or cause the imposition of any lien against the Demised Premises nor subject Landlord to any criminal or civil liability.

Section 8.06   Compliance with ECRA and other Environmental Laws   Within ten
(10) days from the date of the execution of this Lease, Tenant shall certify in writing to Landlord, the Tenant's "Standard Industrial Classification Number" as designated in the "Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States." In the event Tenant or any other permitted occupant of the Premises, has a different Standard Industrial Classification Number, Tenant, within ten (10) days of such occupant taking possession of the Premises or, upon the change of such Standard Industrial Classification Number will advise Landlord of such new or changed Standard Industrial Classification Number hereinafter called the "S.I.C. Number". In the event, either Landlord or Tenant, by law, or regulations enacted pursuant thereto, is required to file any forms, information, affidavits, certifications, clean up plans, negative declarations or other documentation with the appropriate Governmental Agency Tenant shall file such information, affidavits, certifications, clean up plans, negative declarations or other documentation with the appropriate Governmental Agency as may be required by law. If ECRA Compliance becomes necessary due to a change in ownership of the premises, initiation of bankruptcy proceedings, or Landlord's financial reorganization or sale of a controlling interest of the partnership, then, Landlord shall, initiate the filing with the New Jersey Department of Environmental Protection provided however, that Tenant shall provide all information within Tenant's control requested by Landlord for preparation of Landlord's submission if Landlord should so request and Tenant shall execute such affidavits and submissions as reasonably requested by Landlord to accomplish such filing. In the event, where Landlord initiates such filing, and, a bond or other financial surety must be deposited with the Department of Environmental Protection, then Tenant shall have no obligation to provide such bond or financial assurance if, Tenant has not caused such spill or discharge or a hazardous substance or waste at the premises. If however, Tenant is the cause of such spill or discharge of a hazardous substance or waste at the premises, then, Tenant shall undertake the responsibility, to remedy such condition, and shall post such bond or other financial surety which is required to be deposited with the Department of Environmental Protection.

Section 8.07   Alterations   During the Term, Tenant may, at its cost, make
non-structural alterations to the Demised Premises necessary for the conduct of its business, subject to the following:

a. Tenant shall first obtain requisite permits and authorizations from governmental authorities having jurisdiction;

b. Obtain Landlord's, and if required, the fee mortgagee's prior written consent.

c. Any alterations shall be made promptly (unavoidable delays excepted), in a workmanlike manner in accordance with any alteration plans and in compliance with applicable laws and governmental regulations;

d. The cost of the alterations shall be paid by Tenant so that the Demised Premises remains free of any liens;

e. If requested by Landlord, post with Landlord adequate security to assure restoration of the premises at the end of the Term;

f. Tenant shall maintain Workman's Compensation Insurance covering all persons on whose behalf death or injury claims could be asserted, until the alteration is completed;

g. At the completion of the alteration or restoration under this certified article, "As Built" plans to be delivered to the Landlord.

h. Tenant at its own cost and expense may install an alarm system in the Demised Premises.


Section 8.08   Restoration   Any alteration made by Tenant under Article 8
hereof shall become Landlord's property or, at the election of Landlord, shall be removed by the Tenant thirty (30) days prior to the termination of the Term and the Demised Premises shall be restored to its condition prior to such alteration. Under no circumstances shall any structural alterations be undertaken without the written consent of the Landlord, which consent may be unreasonably withheld. In the event Landlord does consent to structural alterations, detailed plans and drawings by a licensed architect shall be submitted to and approved in writing by Landlord and if required by the fee mortgagee.

Section 8.09 Landlord hereby reserves to itself, its successors and assigns the right to construct, maintain and use ingress and egress easements, R.R. easements, utility

Demised Premises, to or from other lands now owned or in the future acquired by the Landlord, provided however, that the same be at the cost of the Landlord and does not unreasonably interfere with the use of the Demised Premises by the Tenant.

Section 8.10    Tenant's Compliance with Environmental Laws    Subject to
Sections 8.06 and 8.11, Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility act, N.J.S.A. 13:1k-6 et seq., and the regulations promulgated thereunder ("ECRA"). Tenant shall, at tenant's own expense, comply with all federal, state or local environmental laws, ordinances, rules and regulations. Tenant shall, at Tenant's own expense, make all submission to, provide all information to, and comply with the requirements of the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP") and such other federal and state agencies as may be required by law. Should the Bureau or any other division of NJDEP or other federal or state agency determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the premises which occurred during the term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances and carry out the approved plans. If Tenant obtains a non-applicability exemption, or otherwise is not required to provide a sampling plan, then Tenant shall, at Landlord's option, and at Tenant's expense, hire a consultant satisfactory to Landlord to undertake sampling at the premises sufficient to determine whether or not Tenant's operation have resulted in a spill or discharge or hazardous substances or wastes at the premises. Should the sampling reveal any spills or discharges of a hazardous substances or waste, then Tenant shall, at Tenant's expense, promptly clean up the premises to the satisfaction of Landlord, and all the applicable government agencies which may or may not have jurisdiction of the matter. Tenant's obligations under this paragraph shall arise if there is a spill or discharge of hazardous substances or waste at the premises or if there is any closing, termination or transferring of operation of an industrial establishment at the premises or any other triggering event happens pursuant to ECRA or any other applicable law or regulation. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or ECRA affidavits, and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless the Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the premises which occurred during the term of this Lease and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submission and take all actions required by the ECRA, the Bureau, or any other division of NJDEP, or with any other governmental agency which has jurisdiction over the matter. Tenant shall promptly supply Landlord with copies of any notices, correspondence and submission made by Tenant to NJDEP, the United States Environmental Protection Agency ("EPA"), United States Occupational Safety and Health Administration ("OSHA"), or any other local, state of federal authority which requires submission of any information concerning environmental matter or hazardous wastes or substances.

Section 8.11 The undertaking of the Tenant hereunder for compliance with ECRA shall survive the termination of this Lease provided and subject, however, that Tenant shall only assume responsibility for noncompliance with environmental laws which occurred during Tenant's lease term. If Tenant can prove in a reasonable manner that a violation of the environmental laws did not occur during Tenant's lease term then as to such events, Tenant shall have no responsibility or liability as to any such noncompliance.

Section 8.12 Landlord represents that it knows of no hazardous waste located on the Demised Premises and that all provisions of ECRA as pertained to the previous Tenant have been fulfilled. Landlord further represents that it knows of no asbestos on the Demised Premises. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for any costs or damages arising out of preexisting hazardous and asbestos environmental conditions.

Section 8.13 "Notwithstanding anything else to the contrary herein, the cost of any and all repairs or replacement made by the Tenant to the foundation, structural walls and structural steel shall be shared between the Landlord and Tenant upon the following formula: The Tenant shall pay a portion of the cost based on a fraction, the numerator of which is the number of months remaining on the term of the Lease and the denominator of which is 84. The foregoing shall not apply to repairs or replacement of the Premises pursuant to fire or casualty. Nothing herein to the contrary shall relieve the Tenant of its obligation to maintain all of the Premises as contained herein."

                                   ARTICLE 9

LEASE PROVISION AGAINST ASSIGNMENT, MORTGAGE, OR SUBLET BY TENANT WITHOUT LANDLORD'S PERMISSION: LANDLORD'S RIGHT OF RECAPTURE

Section 9.01 Tenant covenants and agrees for Tenant and its successors, assigns, and legal representatives that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case; provided, however, that, if Tenant is a corporation, the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged (such corporation being hereinafter in this Article called "Assignee") without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, Assignee shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall assume and agree to perform and to be personally bound by and upon, all the covenants, agreements, terms, provisions, and conditions set forth in this Lease on the part of Tenant to be performed, and whereby notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers and provided such Assignee shall prove to the satisfaction of Landlord that its financial ability is able to fulfill its obligations. "Notwithstanding anything herein to the contrary, the Tenant may, without the Landlord's consent, assign the Lease to any parent or subsidiary company or any other company with which Tenant is affiliated by an equity relationship provided the assignee agrees to be bound in writing by the terms and conditions of the Lease prior to the effective date of the assignment."

Section 9.02 Notwithstanding anything contained in Section 9.01 hereinabove, in the event Tenant desires Landlord's consent to an assignment or subletting of all or any part of the Demised Premises, Tenant shall first, by notice in writing:

(a) notify Landlord of the name of the proposed assignee or subtenant, such information as to the proposed assignee's or subtenant's financial responsible and standing as Landlord may require, and

(b) send a copy of the proposed assignment or sublease agreement executed by all parties; and

(c) shall offer to vacate the space covered by the proposed area to be subleased or assigned and shall offer to surrender the same to Landlord as of a date (the "Surrender Date") specified in said offer (that shall be the last day of any calendar month during the term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring 90 days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed sublease).

Landlord may accept such offer to vacate in writing by notice to Tenant given within sixty (60) days after the receipt of such notice from Tenant. If, Landlord accepts such offer, Tenant shall surrender to Landlord, effective as of the Surrender Date, all Tenant's right, title and interest in and to the portion of or all of the Demised Premises covered by the proposed sublease, or assignment. In the event of such surrender by Tenant of a portion of the Demised Premises, then, effective as of the date immediately following the Surrender Date, the Basic Rent shall be is allocable to the space so surrendered, and the Additional Rent shall be equitably adjusted. If the entire Premises be so surrendered by Tenant, this Lease shall be cancelled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full term of this Lease.

In the event of any such surrender by Tenant of the Demised Premises or a portion thereof, Landlord and Tenant shall, at the request of either party, execute and deliver an agreement in recordable form to the effect(s) hereinbefore stated.

Section 9.03 In the event Landlord does not accept such offer of Tenant referred to in Section 9.02 hereof, Landlord covenants not to unreasonably withhold its consent to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant on said covenants, agreements, terms, provisions, and conditions set forth in the notice to Landlord referred to in clause (a) and (b) of the first sentence of Section 9.02 hereof; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

(a) The use of the proposed assignee or subtenant is for warehousing of products which are not "hazardous substances" and the proposed assignee or subtenant is a reputable party of equal or greater financial ability and creditworthiness; and

(b) The proposed assignee or subtenant shall be the actual user of the Premises and shall agree that it shall not have the right to resublease the Premises or subsequently assign the Lease;

(c) There shall be no default by Tenant under any of the terms, covenants, and conditions of this Lease at the time that Landlord's consent to any such assignment or subletting is requested and on the effective date of the assignment of the proposed sublease;

(d) Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses not to exceed $1,000.00 incurred in connection with the granting of any requested consent to the assignment or sublease;

(e) Such permitted assignment shall be conditioned upon Tenant's delivery to Landlord of an executed instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder);

(f) Such permitted sublease shall be conditioned upon Tenant's delivery to Landlord of an executed instrument of sublease (wherein Tenant and such sublessee agree that such sublease is subject to the Lease and such sublessee agrees that, if the Lease is terminated because of Tenant's default, such sublessee shall, at Landlord's option, attorn to Landlord).

(g) Tenant's operations have caused no discharge or spill of hazardous material or waste at the Premises which would require a clean up plan under the provisions of ECRA, or

(h) Landlord shall have the right to withhold consent to a sublease or assignment until such a time as Tenant has delivered to Landlord the report of an independent engineering consultant chosen as provided herein, stating that after examining the premises and undertaking all sampling deemed necessary by the consultant, the consultant has found that:

(a) Tenant's operations have caused no discharge or spill of hazardous material or waste at the Premises which would require a clean up plan under the provisions of ECRA, or

(b) If such consultant does find that such spill or discharge has occurred, until such time as the consultant delivers a report stating that a cleanup has been completed so that there is no longer such waste or hazardous substance on the premises which would require any further possible cleanup action under ECRA.

(c) The consultant shall be chosen by Tenant from a list of five independent engineering consultants familiar with the requirements of ECRA nominated by Landlord. Upon written request of Tenant, Landlord shall provide such a list of five independent environmental engineering consultants within ten (10) days, or if Landlord shall fail to provide such a list within ten (10) days, Tenant shall have the right to contact a consultant of their own choice.

(d) In addition to the requirements of (i) above, upon such Sublease or Assignment, Tenant shall be responsible to obtain ECRA Clearance as that term is defined in the Surrender Clause of this Lease, below. Tenant shall not be responsible to obtain said clearance prior to the commencement of the sublease or assignment term if it is not possible, but shall begin the process of obtaining clearance prior to the beginning of the sublease or assignment and shall complete such ECRA clearance with due speed and diligence and in no less than one year following the commencement of the sublease or assignment term, or the natural expiration date of the lease, which ever is sooner.

Section 9.04   Additional Security   In the event Tenant shall assign or
sublease the Premises, then Tenant shall deposit with the Landlord an additional security amount so that the security herein shall be equal to the last three (3) months rent. Such assignment or sublet by Tenant to Landlord pursuant to the terms hereof


Section 9.05 Each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions, and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of Basic Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Basic Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that, notwithstanding any such assignment or subletting, no other and further assignment, underletting, or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with, and subject to the provisions of this Article. Tenant shall promptly furnish to Landlord a copy of each such sublease.

Section 9.06 If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article or the acceptance of the assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

Section 9.07 If for any assignment or sublease, Tenant receives rent or other consideration, either initially, or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in the case of the sublease of a portion of the Demised Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustment to assure that all other payments called for hereunder are appropriately taken in to account, Tenant shall pay the Landlord, as additional rent hereunder, one half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

                                   ARTICLE 10

LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY

Section 10.01 Events of Default If any one or more of the following events (hereinafter called "events of default") occurs:

(a) Tenant shall default in payment of any installments of rent of other sums required to be paid by Tenant under this Lease; or in the observance or performance of any other covenant or provision of this Lease and such default continues for ten (30) days after notice of such default from Landlord unless such default cannot be cured within said ten (30) days and Tenant commences to cure such default within such ten (10) days and diligently proceeds to cure such default; or

(b) If the Demised Premises shall be left vacant or unoccupied or be deserted or abandoned for a period of thirty (30) days; except if the Demised Premises is under the surveillance of a security system or guard, or

(c) If Tenant shall make an assignment for the benefit of creditors or shall assign or sublet, except as permitted hereunder; or

(d) A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within thirty
(30) days;

Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and effective not less than five (5) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Demised Premises to Landlord and Tenant shall have no further rights hereunder, but Tenant shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Demised Premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

Section 10.02   Landlord's Damages   If Landlord so terminates the Lease,
Tenant shall pay Landlord, as damages:

(a) A sum which represents any excess of (i) the aggregate of the rent, impositions and additional rent for the balance of the term if the Lease were not so terminated, over (ii) the net rental value of the Demised Premises at the effective date of such termination, both discounted at the rate of four (4) percent per annum; or, at Landlord's option;

(b) Sums equal to the rent, impositions and additional rent, when the same would have been payable if not for such termination less any net rents impositions or additional rent received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums).

Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provisions hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which Landlord is lawfully entitled.

Section 10.3   Nonexclusivity   No right or remedy herein conferred upon
Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of Section 10.01 hereof, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

Section 10.04   Landlord's Right to Perform Tenant's Covenants   If Tenant
shall fail to pay any tax, pay for or maintain or deliver any of the insurance policies or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, then, Landlord after notice to Tenant may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of the Lease, including reasonable attorney fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the maximum lawful rate of interest then allowed by the State of New Jersey, or two (2%) percent per month whichever is greater from the date of payment by Landlord until paid by Tenant.

Section 10.05 No Waiver No waiver by Landlord of any breach by Tenant of any of Tenant's obligations hereunder shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of Landlord's rights and remedies with respect to such or by subsequent breach.

Section 10.06 Right of Re-Entry In the event that the termination of this Lease is the result of any election exercised by Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease. Tenant waives the service of notice of intention to re-enter as provided for in any statute and also waives any and all right of redemption in case Landlord obtains possession by reason of Tenant's default. Tenant waives any and all right to a trial by a jury in the event that summary proceedings shall be instituted by Landlord. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.


                                   ARTICLE 11

SUBORDINATION OF LEASE TO MORTGAGES
     ON THE DEMISED PREMISES

Section 11.01 Subordination: Quiet Enjoyment The Lease shall be subject and subordinate to any mortgage which may be of record on the Premises Demised hereunder as of this date. This Lease shall further be subject and subordinate to any mortgage which may at any time exist on the Demised Premises or may be placed on the Demised Premises ("Mortgage") and any renewal, replacement, extension or consolidation thereof, which provides that so long as Tenant is not then guilty of an Event of Default (as defined in Article 10), the Mortgage, in any action or proceeding to foreclose the Mortgage or enforce the debt secured thereby, shall neither terminate nor attempt to terminate the Lease, disturb Tenant's possession of the Demised Premises nor join Tenant as a party to such action or proceeding.

Section 11.02 Attornment Agreement This Article shall be self-operative but Tenant shall promptly, upon Landlord's request, execute and deliver proper instruments subordinating the Lease to the Mortgage, agreeing to attorn to the Mortgagee (at the Mortgagee's request) in the event the Mortgagee, by foreclosure or otherwise, terminates Landlord's interest in the Demised Premises and agreeing further to notify the Mortgagee of any default by Landlord hereunder and afford the Mortgagee reasonable opportunity to remedy such default should it wish to do so. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant, irrevocably to execute and deliver such instruments, releases or other documents for or on behalf of Tenant. In the event Landlord is in default of any future mortgage and Landlord or Mortgagee notifies Tenant that the rent should be paid to the Mortgagee, Landlord hereby consents to Tenant paying the rent to the Mortgagee of the Demised Premises.

                                   ARTICLE 12

                           EXONERATION OF INDIVIDUALS

Section 12.01 Exoneration Neither Landlord, nor its successors or assigns, shall have any personal liability in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Demised Premises for satisfaction of the remedies of the Tenant in the event of a breach by the Landlord of any of the covenants or conditions of this Lease and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies in the event of a breach or violation by Landlord of any of the terms of this Lease or any other liability which the Landlord might have to the Tenant. Landlords liability herein shall be limited to $2,400,000.00 from damages arising out of environmental non compliance by the Landlord. For purposes of this section, "equity" includes rent, insurance proceeds, sales proceeds or other money derived from the Premises.

                                   ARTICLE 13

                             COVENANT AGAINST LIENS

Section 13.01 No Liens Tenant shall neither create nor permit to be created or exist any lien or encumbrance affecting the Demised Premises and shall discharge, promptly upon notice, any lien or encumbrance arising out of any act or omission of Tenant. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant, upon credit and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

                                   ARTICLE 14

                                 EMINENT DOMAIN

Section 14.01 Total Condemnation If at any time during the Term the whole of the Building shall be taken for any public or quasi-public use under any statute, or by right of eminent domain, the Term and all rights of the Tenant shall immediately cease and terminate as of the date of such taking, and the Basic Rent and Additional Rent shall be apportioned and paid to the time of such termination.

Section 14.02 Partial In the event that only a part of the Building area shall be so taken, such building area being 50,000 square feet or less, either the Landlord or the Tenant may elect to cancel this Lease provided such cancelling party, within ninety (90) days after such taking, gives notice to that effect and upon the giving of such notice, the Basic Rent and Additional Rent shall be apportioned and paid to the date of the expiration of the Term and this Lease and the Term shall cease, expire and come to an end upon the expiration of said ninety (90) days specified in said notice. If neither Landlord nor Tenant shall elect to terminate as hereinbefore provided, this Lease shall remain unaffected except the Tenant shall be entitled to a pro rata reduction of Basic Rent, based on the proportion which the area of the building so taken bears to the area of the Building immediately prior to such taking.

Section 14.03 Award In case of any taking [illegible] regardless of whether this Lease survives, the entire award shall be paid to the Landlord and the Tenant hereby assigns such award or awards to the Landlord. Tenant shall not be entitled to share in any award or awards made in condemnation proceedings for consequential damages or for the taking of any appurtenances to the premises, vaults, areas or projections outside of the boundaries of the lands owned by Landlord, or right in, under or above the streets adjoining said lands, or the rights and benefits of light, air, or access to said streets, or for the taking of space or rights therein, below the surface or above the Demised Premises.

Section 14.04   Relocation Expense Recoverable   Notwithstanding any of the
paragraphs above pertaining to eminent domain, there is expressly reserved to the Tenant the right to recover against the condemning authority for its actual reasonable expenses in moving its business from the Demised Premises and its actual direct losses in tangible personal property by virtue of the taking, all as contemplated in the Relocation Assistance Act (R.S.20:4 -- 1 et seq.), and rules and regulations adopted by the Department of Community Affairs of the State of New Jersey pursuant to the legislation aforesaid, and applicable regulations of the State Department of Transportation contemplated in the said Relocation Assistance Act. No right given hereunder to Tenant shall interfere with Landlord's award.

                                   ARTICLE 15

                               ACCESS TO PREMISES

Section 15.01   Access   The Tenant agrees to permit the Landlord and the
authorized representatives of the Landlord to enter the Demised Premises at all times during usual business hours for the purpose of inspecting the same and upon Tenant's failing to make repairs or failing to comply with laws, ordinances, rules, regulations or requirements, etc., making all necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of the Landlord to do any such work which, under any provision of this Lease, the Tenant may be required to perform, and the performance thereof by the Landlord shall not constitute a waiver of the Tenant's default in failing to perform the same. The Landlord may during the progress of any work in the Demised Premises keep and store upon the Demised Premises all necessary materials, tools and equipment. The Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of the Tenant by reason of making repairs or the performance of any work in the Demised Premises, or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of the Tenant under this Lease shall not thereby be affected in any manner whatsoever.

The Landlord is hereby given the right during usual business hours to enter the Demised Premises and to exhibit the same for the purposes of sale or hire during the final year of the Term and the Landlord shall be entitled to display, on the Demised Premises in such manner as not unreasonably to interfere with the Tenant's business, the usual "For Sale" or "To Let" signs, and the Tenant agrees that such signs may remain unmolested upon the Demised Premises. Whenever Landlord wishes to enter the premises Landlord shall give 24 hour notice to Tenant and make an appointment for such entrance, except, in the case of an emergency, in which event, the notice Landlord gives, shall be reasonable under the circumstances. Landlord's entry and work shall cause the least practicable interference with Tenant's business.

                                   ARTICLE 16

                                    NOTICES

Section 16.01 Notices All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Landlord to the Tenant shall be sent by United States Certified Mail, postage prepaid, Return Receipt Request, or hand delivered or overnight express mail to the Tenant at the Demised Premises, addressed to the attention of the Facility of Plant Manager or, at such other place as the Tenant may from time to time designate in a written notice to the Landlord. All notices, demands and requests by the Tenant to the Landlord shall be sent by United States Certified Mail, postage prepaid, Return Receipt Requested, or hand delivered or overnight express mail addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall have been received.

Notices shall be sent to the Tenant at the address of the Demised Premises, the present address of the Tenant, and Tenant's attorney Jim McNaughton, 90 Woodbridge Center Drive, 6th floor, Woodbridge, New Jersey 07095.

                                   ARTICLE 17

                                   ACCEPTANCE

Section 17.01 Acceptance Neither the Landlord nor its agents have made any representations with respect to the Building, the land upon which it is erected, or the Demised Premises except as expressly set forth herein and no rights, easements, or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Demised Property by the Tenant shall be conclusive evidence that the Tenant will have accepted the same "as is" and that the Demised Property and the Building were in good condition at the time of the commencement of the Term. In no event shall the Landlord be liable for any defect in such property or for any limitation on its use.

                                   ARTICLE 18

QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

Section 18.01 Quiet Enjoyment Tenant, upon paying the Basic Rent and all Additional Rent and other charges herein provided for and performing all covenants and conditions of this Lease, on its part to be performed, shall quietly have and enjoy the Demised Premises during the Term, without hindrance or molestation by Landlord or any other person claiming through Landlord, subject, however, to the terms of this Lease and to any Mortgage.

Section 18.02 Conveyance by Landlord If Landlord shall convey the Demised Premises, all liabilities and obligations on the part of Landlord under this Lease shall terminate upon such conveyance and thereafter all such liabilities and obligations shall be the liabilities and obligations of such transferee and shall be binding upon such transferee of the Demised Premises. Upon any such conveyance, Landlord agrees to give Tenant, written notice of such conveyance.

                                   ARTICLE 19

                              ESTOPPEL CERTIFICATE

Section 19.01 Estoppel Certificate The Tenant and the Landlord agree at any time, and from time to time, upon not less than ten (10) days prior written request by one to the other to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Rent, Additional Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.

                                   ARTICLE 20

                             FINANCIAL INFORMATION

Section 20.01 Financial Information Tenant has furnished the Landlord with Profit and Loss Statements and Balance Sheets for the fiscal years beginning 19__, prepared by a Certified Public Accountant. Tenant further agrees that it will furnish to the Landlord a Certified Profit and Loss Statement and Certified Balance Sheet prepared by a Certified Public Accountant for the preceding fiscal year, when required by Landlord for submission to a mortgagee.

                                   ARTICLE 21

                              NO ABATEMENT OF RENT

Section 21.01 No Abatement of Rent Except as otherwise specifically provided in this Lease, there shall be no abatement, diminution or reduction of Basic Rent, Additional Rent, other charges or other compensation due to the Landlord by the Tenant or any person claiming under it, under any circumstances including but not limited to the complete or partial destruction of the Building or any inconveniences, discomfort, interruption of business or otherwise caused by a taking or destruction of the Demised Premises or any building thereon except as otherwise specifically provided herein.

                                   ARTICLE 22

                            NONRECORDATION OF LEASE

Section 22.01 Nonrecordation of Lease Tenant shall not record the within Lease. Should Tenant record this Lease, Landlord may at its option, cause the within Lease to be terminated, cancelled and of no further force and effect or it may bring suit against Tenant for damages arising therefrom.

                                   ARTICLE 23

                                   SURRENDER

Section 23.01  Surrender   On the last day or sooner termination of the Lease,
Tenant shall quit and surrender the Demised Premises, broom-clean, in good condition and repair, together with all alterations, additions and improvements which may have been made in, on, or to the Demised Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of the Tenant (provided Tenant has not been in default under this Lease) provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term whether Landlord desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire, then Tenant, at its own cost and expense, shall restore the same before the end of the Term. The condition of the building shall not be subject, to reasonable wear and tear. Tenant shall not be excused from making all repairs and replacement which Tenant is required to make during the Term so that when the building is redelivered to the Landlord upon surrender, it shall be in good condition and repair. Tenant agrees upon termination of the lease, the air-conditioning, cooling systems, heating equipment and plumbing and electrical systems shall be in good, operable condition, the floors shall be cleaned and resealed, all light bulbs working, office area painted, rugs cleaned, the roof shall be free of leaks, and all mechanical systems shall be in good operable condition. The condition of the building and premises shall be in such a condition upon surrender as though the premises were used exclusively for warehousing and offices, and the Tenant made all repairs, replacements as were necessary during the term of the Lease so that after surrender, the building and premises are in a first-class condition and ready to be re-rented without additional work, cost or expense to Landlord. If the Demised Premises is not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Section shall survive the expiration or sooner termination of the lease.

In the event Tenant remains in possession of the Demised Premises after the expiration of the Term without the execution of a new lease, or fails to conclude negotiations, started prior to the expiration of the Term of the Lease, of a new lease with Landlord for an extended term, within ninety (90) days of the expiration of the Term of this Lease, or in the event Tenant fails to finalize compliance with the Department of Environmental Protection regarding the Environmental Cleanup Responsibility Act or any other law then or now applicable to the tenancy of Tenant, then Tenant, at the option of the Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at a monthly rental equal to three (3) times the sum of (i) the Basic Rent payable for the last month of the Term under Article 3 hereof plus,
(ii) one twelfth (1/12th) of all items of Additional Rent, such as, but not limited to, taxes, insurance payable or paid during the last lease year.

Tenant shall prior to the termination date of this Lease, shall comply with all environmental provisions of Article 8. This clause shall survive the expiration of this Lease. If Tenant shall fail to comply with the foregoing, before the expiration or earlier termination date of the Lease, then Tenant's obligation to pay rent and additional rent shall continue until such date as Tenant shall comply with the foregoing, such rent to be computed as though Tenant was a "holdover Tenant" as otherwise set forth in the preceding paragraph.

In the event Tenant requires an additional term for ECRA compliance, Tenant will pay the market rent of the Demised Premises but in no event shall the monthly rental be less than the last months rent of this lease.

                                   ARTICLE 24

                                 MISCELLANEOUS

Section 24.01 The Table of Contents of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 24.02 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

Section 24.03 This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

Section 24.04 Tenant and Landlord represent to each other that they have dealt with no realtors, brokers or agents in connection with the negotiation of this Lease and the renting of the Demised Premises hereunder, other than Charles Klatskin Co., Inc. and David Houston Company. Should any claims be made for brokerage commissions, other than those payable to the broker specified in this Section, through or on account of dealings of Tenant or its agents or representatives, Tenant shall indemnify and hold Landlord harmless against any liability in connection therewith. The Landlord shall pay the real estate brokerage commission due to the Charles Klatskin Co. Inc., and the David Houston Company.

Section 24.05 The rules and regulations attached to this Lease as Exhibit 1 are made a part of this Lease and Tenant shall comply with them. Landlord shall have the right, from time to time, to promulgate amendments and additional reasonable rules and regulations for the safety, care and cleanliness of the Premises, Park, or other tenants of the Park, or for the preservation of good order. On delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this Lease. Landlord agrees not to discriminate against Tenant in the enforcement of the rules and regulations. If there is a conflict between the rules and regulations and any other provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall make all reasonable efforts to enforce the rules and regulations uniformly against all tenants in the industrial complex known as Forsgate Complex in which the Demised Premises are located. It is the intention hereof that the rules will not unreasonably interfere with the conduct of Tenant's business or materially effect the Tenant's enjoyment of the Demised Premises.

Section 24.06 Force Majeure In the event that either party hereto shall be unable (but not unwilling) to perform or comply with any of its obligations under this Lease due to circumstances beyond its reasonable control, including without limitation strikes, lockouts, acts of God or the public enemy, national emergency, material shortages (other than due to such party's failure, delay or economic ability to acquire same) or rationing, governmental act or restriction, then the failure of such party to perform or comply as otherwise hereunder required shall not be deemed the basis for any claim of breach or default hereunder or termination of this Lease, provided that (i) such party shall perform or comply insofar as it is then able, and (ii) upon the removal or cessation of such circumstances, such party shall promptly perform or comply with its obligations, or commence such performance or compliance and thereafter diligently prosecute same to completion. The foregoing shall not apply to any obligation for the payment of basic rent, imposition or additional rent.

Section 24.07 Waste The Tenant covenants not to do or suffer any waste or damage, disfigurement or injury to any building or improvement now or hereafter on the demised Premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.

Section 24.08 The Tenant shall not permit at any time during the term of this Lease any broker signs to be attached to, exhibited or placed upon the premises demised, which signs offer the premises for let or for sale unless, such broker has obtained Landlord's prior written consent and presents such consent to the Tenant, which consent shall not be unreasonably withheld.

Section 24.09 Compactor If the municipality or other governmental agency shall require Tenant to install a garbage compactor or other storage or waste management facility at the premises, Tenant shall, at Tenant's expense, install such equipment and/or storage facility.

Section 24.10 Definition "Hazardous substance" includes any pollutants, dangerous substances, toxic substances, hazardous waste, hazardous materials or hazardous substances as defined in or pursuant to the Environmental Clean-Up Responsibility Act, N.J.S.A. 13-:lk-6 et seq., ("ECRA"), the Spill Compensation and Control Act, N.J.S.A. 58:10-23 et seq., ("Spill Act"), the Solid Waste Management Act, N.J.S.A. 13:1e et seq., the Resource Conversation Recovery Act, 42 U.S.C. Section 6901 et seq., ("RCRA"), or any other federal, state or local environmental law, ordinance, rule or regulation.

Section 24.11 The Landlord shall sublease from Tenant the area marked on Exhibit B for a period of 16 months from the date of the commencement of this lease and shall pay to Tenant the sum of $4,750 per month for the first twelve months of said 16 month period. Landlord shall have the right to sublease the area as indicated on Exhibit B to a third party tenant. Landlord shall keep any profit over and above the $57,000 for the first twelve months or accept the loss of the $57,000. The Landlord shall only be responsible for all rent and additional rent to the limit of $57,000 including but not limited to taxes, insurance, repairs, heat, light, etc.

Notwithstanding anything to the contrary, Tenant shall not be responsible to Landlord for any default in the lease arising out of the use and occupancy of Landlord or its Subtenant of the subleased area.

Section 24.12  Air Conditioning:

a. Landlord shall, within sixty (60) days of the start of the term, at its own cost and expense, install a new air conditioner at the Premises which will provide air conditioning to the space designated as DCI Space on Exhibit B. Landlord shall be responsible for obtaining all permits necessary for the installation of said air conditioning equipment. Landlord will use best efforts to not interrupt the provision of air conditioning to said space during

b. Only during the 16th through the 24th month of the lease, upon the request by Tenant, Landlord shall promptly repair, restore or, if necessary, replace and put into operation the air conditioning which provides air conditioning to the Subtenant Space as designated on Exhibit B. Tenant shall reimburse the Landlord the cost of repair, restoration or replacement of said air conditioning equipment up to the amount of $20,000. All costs in connection with said work in excess of $20,000 shall be paid by the Landlord. The Landlord shall be responsible for obtaining all permits necessary for repairing, restoring or replacing said air conditioning equipment.

Section 24.13 The hatched area marked on Schedule A is the exclusive driveway for the Nabisco Company. Tenant shall not be responsible for the maintenance of the driveway, it is the exclusive use of the Nabisco Company.

Section 24.14 In the event Tenant is required to or desires to paint yellow striping on the masonry floor, said yellow striping shall only be done with yellow tape. It being clearly understood that said tape shall be removed prior to the expiration of this Lease and the floor restored to its original condition.

Section 24.15 The signatories below warrant and represent that they have the proper authority to enter into this lease.

IN WITNESS WHEREOF, the Landlord has caused these presents to be duly signed and sealed and the Tenant has caused these presents to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereto on the day, month and year first above written.

WITNESS:                           FORSGATE INDUSTRIAL COMPLEX
                                   a New Jersey Limited Partnership
                                   Landlord


                                   By:
--------------------------            -----------------------------
                                      Stephen Seiden
                                      General Partner


/s/ Andrew J. Moss                 By: /s/ Charles Klatskin
--------------------------            -----------------------------
                                      Charles Klatskin,
ATTEST:                               General Partner

                                   a New York Corporation
                                     --------
                                     Tenant
                                     Delta Compotec Inc.

/s/ John DeVito                    By: /s/ L. Rodger Loomis
--------------------------            -----------------------------
John DeVito                                             , President
Vice President

STATE OF NEW JERSEY )
                    )    ss:
COUNTY OF BERGEN    )

     BE IT REMEMBERED, that on this ____ day of __________, 19__, before me, the subscriber, personally appeared Stephen Seiden and Charles Klatskin who, I am satisfied, are the persons named in and who executed the within instrument, and thereupon they acknowledged that they signed, sealed and delivered the same as their act and deed, and the act and deed of the said Forsgate Industrial Complex, a limited partnership, for the uses and purposes therein expressed.


                                                  _________________________


Sworn to and subscribed
before me the date aforesaid

______________________________


STATE OF NEW JERSEY )
                    ) ss:
COUNTY OF BERGEN    )


     BE IT REMEMBERED, that on this 23rd day of July, 1991, before me, the subscriber personally appeared L. Rodger Loomis who I am satisfied, is the person who signed the within instrument as President of Delta Computec Inc., the corporation named therein and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by ___________________ as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                                  /s/ L. Rodger Loomis
                                                  _________________________


Sworn to and subscribed
before me the date aforesaid.

_________________________________

                                   EXHIBIT 1

                             RULES AND REGULATIONS

The Tenant covenants and agrees with the Landlord to obey the following rules and regulations:

1. All garbage and refuse shall be kept in containers inside the premises. If the Landlord shall provide or designate a service for picking up refuse and garbage. Tenant shall use same at its cost; the Tenant shall pay the cost to remove any of its rubbish or refuse. The Tenant shall not burn any trash or garbage of any kind in or about the building.

2. The Tenant shall not permit debris, paper or the like on the parking lot, lawn or landscaped areas and shall maintain, at its expense, a landscaping service and shall provide that the lawns shall be watered, reseeded, fertilized and regularly mowed and maintained, and all shrubbery shall likewise be fertilized, maintained, pruned and replaced when necessary. The sidewalks or entrances shall not be obstructed or encumbered by Tenant or used for any purposes other than ingress and egress and the parking lot shall be used exclusively for the parking of motor vehicles of Tenant's employees and invitees. The parking lot shall be swept, maintained, retarred and restriped when necessary.

3. The Tenant shall not store any material, supplies, semi-finished products or anything whatsoever outside of the building.

4. The Tenant shall, at its cost and expense, use a pest extermination service so as to keep the premises free of same.

5. The Tenant will undertake a general maintenance program, either through its own employees or outside contractors which shall provide amongst other things for general and periodic window cleaning, when necessary, and painting of trim, and the like.

6. Tenant shall not at any time, without first obtaining Landlord's consent, change, by alteration or replacement, rebuild or otherwise, the exterior color or architectural treatment of the leased building.

7. Tenant shall not use or permit to be used any loud speaker or sound amplifier which may be heard outside of the leased property.

8. Tenant shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor, or other undesirable effect to emanate from the leased property, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of adjoining properties.

9. Tenant shall not erect a ground sign or building sign without prior written consent of the Landlord.

10. Tenant shall maintain and keep lit any and all exterior architectural lighting which may be installed by the Landlord.

11. Tenant shall have the right, provided same is done in accordance with the zoning ordinance of the municipality, to park trucks on the property along the area wherein are located the loading docks. The Tenant shall not park trucks in any other portion of the Premises Demised.

Upon notice by the Landlord to the Tenant of a breach of any of the rules and regulations, Tenant shall, within ten (10) days or within such additional time as may be reasonably necessary, comply with such rule and regulation and in the event Tenant shall not comply, then the Landlord may, at its discretion, either: (1) cure such condition and add any cost and expense incurred by the Landlord therefor to the next installment of rental due under this Lease and the Tenant shall then pay such amount, as additional rent hereunder; or (2) treat such failure on the part of the Tenant to remedy such condition as a material default of this Lease on the part of the Tenant hereunder.

                                     INDEX
                                     -----

ARTICLE 1  - DEMISED PREMISES - TITLE - TERM OF LEASE

ARTICLE 2  - USE OF PREMISES

ARTICLE 3  - RENT AND OTHER CHARGES

ARTICLE 4  - TAXES

ARTICLE 5  - SECURITY

ARTICLE 6  - INSURANCE TO BE PROVIDED BY TENANT

ARTICLE 7  - RESTORATION OF DEMISED PREMISES IN THE EVENT OF FIRE OR
             OTHER CASUALTY

ARTICLE 8  - REPAIRS, MAINTENANCE, UTILITIES, CHANGES AND ALTERATIONS
             COMPLIANCE WITH ORDERS, ETC., EASEMENTS

ARTICLE 9  - ASSIGNMENT AND SUBLETTING

ARTICLE 10 - LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY

ARTICLE 11 - SUBORDINATION OF LEASE TO MORTGAGES ON THE DEMISED PREMISES

ARTICLE 12 - EXONERATION OF INDIVIDUALS

ARTICLE 13 - COVENANT AGAINST LIENS

ARTICLE 14 - EMINENT DOMAIN

ARTICLE 15 - ACCESS TO PREMISES

ARTICLE 16 - NOTICES

ARTICLE 17 - ACCEPTANCE

ARTICLE 18 - QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

ARTICLE 19 - ESTOPPEL CERTIFICATE

ARTICLE 20 - FINANCIAL INFORMATION

ARTICLE 21 - NO ABATEMENT OF RENT

ARTICLE 22 - NONRECORDATION OF LEASE

ARTICLE 23 - SURRENDER

ARTICLE 24 - MISCELLANEOUS